UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2024

HAYNES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33288	06-1185400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 West Park Avenue Kokomo, Indiana	46904-9013
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 456-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HAYN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On June 26, 2024, the Board of Directors (the “Board”) of Haynes International, Inc. (the “Company”) appointed Marlin C. Losch to serve as the Company’s Chief Operating Officer, effective July 1, 2024. Mr. Losch, age 63, has served as the Company’s Vice President—Sales & Distribution since January 2010.

There are no family relationships between Mr. Losch and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Further, there are no arrangements or understandings between Mr. Losch and any other person pursuant to which he was selected to become the Chief Operating Officer of the Company.

In connection with Mr. Losch’s appointment as Chief Operating Officer, the Compensation Committee of the Board (the “Committee”):

•	Approved an increase in Mr. Losch’s base salary to $500,000, effective as of July 1, 2024.

•	Increased Mr. Losch’s potential payout under the fiscal 2024 Management Incentive Plan (the “MIP”) on a pro rata basis beginning July 1, 2024, so that he will be eligible to receive under the fiscal 2024 MIP 30% of his base salary at the threshold level of performance, 60% of his base salary at the target level of performance and 90% of his base salary at the maximum level of performance for the time period from October 1, 2023 through June 30, 2024, and 40% of his base salary at the threshold level of performance, 80% of his base salary at the target level of performance and 120% of his base salary at the maximum level of performance for the time period from July 1, 2024 through the end of fiscal 2024.

•	Approved the grant to Mr. Losch of shares of time-based restricted stock having a grant date fair value of $125,000, to be granted on July 1, 2024. The restricted stock will be granted under the Company’s 2020 Incentive Compensation Plan and will be subject to the terms of the publicly filed form of Restricted Stock Award Agreement thereunder, including accelerated vesting upon the closing of the transactions contemplated by the Agreement and Plan of Merger, dated February 4, 2024, by and among North American Stainless, Inc., a Delaware corporation (“Parent”), Warhol Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, the Company, and solely for certain purposes therein, Acerinox S.A., a Spanish Sociedad anonima (the “Transaction”). If the Transaction does not close, Mr. Losch’s restricted stock will vest in full on the third anniversary of the date of grant, subject to his continued employment with the Company.

No other changes were made to Mr. Losch’s compensation.

Retirement of Vice President—Kokomo Operations

On June 26, 2024, David L. Strobel, Vice President— Kokomo Operations of the Company, notified the Company of his decision to retire in early 2025. Mr. Strobel, who has served as the Company’s Vice President—Kokomo Operations since 2018, will work alongside his successor to ensure a smooth transition until his retirement.

Item 7.01	Regulation FD Disclosure.

On June 28, 2024, the Company issued a press release regarding Mr. Losch’s appointment as Chief Operating Officer and Mr. Strobel’s retirement as Vice President—Kokomo Operations. A copy of the press release is furnished as Exhibit 99.1 to this report. Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated June 28, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Haynes International, Inc.

Date: June 28, 2024	By:	/s/ Angela M. Kohlheim
	Name:	Angela M. Kohlheim
	Title:	Vice President, General Counsel